Exhibit 23.1


         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS



                                333 Market Street
                      San Francisco, California 94105-2119



We consent to the incorporation by reference in the registration statement of Ampex Corporation on Form S-3 of our reports, dated February 20, 1998, on our audits of the consolidated financial statements and financial statement schedule of Ampex Corporation, which reports appears in the Annual Report on Form 10-K filed by Ampex Corporation for its fiscal year ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts".


                                            /s/  PricewaterhouseCoopers LLP



San Francisco, California
November 4, 1998